EXHIBIT 32.1

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

Section 906 Certification of Principal Executive Officer and Chief Executive Officer

I, Michael T. Fadden, Chief Executive Officer (Principal Executive Officer), certify that this quarterly report on Form 10-QSB for the quarterly period ended September 30, 2003 fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934, and that the information contained herein fairly presents, in all material respects, the financial condition and results of operations of Gateway Energy Corporation and its subsidiaries for the periods presented.

Date: November 14, 2003	/s/ Michael T. Fadden
Michael T. Fadden
Chief Executive Officer